Exhibit 33.1

P.O. Box 77400 • Ewing, NJ 08628 • 609-883-3900

Management Assessment

Management of the Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform) except for servicing criteria 1122(d)(1)(iii) Backup Servicer, as of and for the year ended December 31, 2014. This criterion is not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criterion. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. With respect to servicing criteria 1122 (d)(2)(vi) and 1122(d)(4)(xi), management has engaged various vendors to perform the activities required by these servicing criteria and has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance, Section 200.06, “Vendors Engaged by Servicers” (C&DI 200.06). As permitted by C &DI 200.06, the Company asserts that it has policies and procedures in place, designed and operating effectively to provide reasonable assurance that the vendors’ activities comply in all material respects with servicing criteria applicable to each vendor.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2014. In making this assessment management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management has concluded that, as of and for the year ended December 31, 2014, the Company has complied in all material respects with the servicing criteria, except for the servicing criteria 1122(d)(1)(iii) Backup Servicer, set forth in item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

Ernst & Young LLP an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2014.

/s/ Gregory S. Tornquist
Gregory S. Tornquist
Chairman, President & CEO

/s/ Stephen W. Gozdan	/s/ Michael Blair
Stephen W. Gozdan	Michael Blair
Chief Financial Officer	Sr. Vice President

February 27, 2015

Overnight Mail: Cenler FSB • 425 Phillips Boulevard • Ewing, NJ 08618

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation:

Investor	Servicer	Security	Period Subserviced by Cenlar FSB
A54	New York Mortgage Company	NYMC 06-1	1/1 to 12/31/14
G52	Opteum Financial Services, LLC	OMAC 06-1	1/1 to 12/31/14
H52	Opteum Financial Services, LLC	OMAC 06-2	1/1 to 12/31/14
J52	Opteum Financial Services, LLC	BAFC 2006-11	1/1 to 12/31/14
K52	Opteum Financial Services, LLC	CMLTI 06-FX1	1/1 to 12/31/14
P52	Opteum Financial Services, LLC	CMLTI 07-OPX1	1/1 to 12/31/14
G43	Thornburg Mortgage Home Loans (RBS Financial)	TMST 2007-3	1/1 to 12/31/14
WF3	Lydian Bank/Wells Fargo	GSR 2006 AR1	1/1 to 12/31/14
WF4	Lydian Bank/Wells Fargo	GSR 2006 AR2	1/1 to 12/31/14
S06/T06	Morgan Stanley Private Bank, NA	Sequoia Mortgage Trust 2007-2	1/1 to 05/02/14
S06/T06	Morgan Stanley Private Bank, NA	Sequoia Mortgage Trust 2007-3	1/1 to 05/02/14
S06/T06	Morgan Stanley Private Bank, NA	Sequoia Mortgage Trust 2007-4	1/1 to 05/02/14
N06	Morgan Stanley Private Bank, NA	MSM 2007-15AR	1/1 to 05/02/14
H06	Redwood Residential Acquisition Corp	SEMT 2012-1	1/1 to 12/31/14
K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 to 12/31/14
L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 to 12/31/14
Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 to 12/31/14
Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 to 12/31/14
RWO	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 to 12/31/14

RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 to 12/31/14
RW2/S11	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 to 12/31/14
RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 to 12/31/14
RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 to 12/31/14
RW5	Redwood Residential Acquisition Corp	SEMT 2013-5	1/1 to 12/31/14
RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 to 12/31/14
RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 to 12/31/14
RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/01/14 to 12/31/14
RX0	Redwood Residential Acquisition Corp	SEMT 2013-9	1/01/14 to 12/31/14
RX1/T11	Redwood Residential Acquisition Corp	SEMT 2013-10	1/01/14 to 12/31/14
RX2/R11	Redwood Residential Acquisition Corp	SEMT 2013-11	1/01/14 to 12/31/14
RX3	Redwood Residential Acquisition Corp	SEMT 2013-12	1/01/14 to 12/31/14
RX8	Redwood Residential Acquisition Corp	SEMT 2014-1	04/01/14 to 12/31/14
RT4	Redwood Residential Acquisition Corp	SEMT 2014-2	09/01/14 to 12/31/14
RT5	Redwood Residential Acquisition Corp	SEMT 2014-3	10/01/14 to 12/31/14
RD0	Redwood Residential Acquisition Corp	SEMT 2014-4	11/01/14 to 12/31/14
TH6	Matrix Financial Services Corporation-Two Harbors	AMBT 2013-1	1/1 to 12/31/14
TH5	Matrix Financial Services Corporation-Two Harbors	AMBT 2014-1	08/01/14 to 12/31/14
TH4	Matrix Financial Services Corporation-Two Harbors	AMBT 2014-2	09/01/14 to 12/31/14
TH3	Matrix Financial Services Corporation-Two Harbors	AMBT 2014-3	10/01/14 to 12/31/14
GP1/PN9/SQ0	Pingora Loan Servicing, LLC	JPMMT 2014-OAK4	10/01/14 to 12/31/14
GP0/PN7/U23	Pingora Loan Servicing, LLC	JPMMT 2014-IVR3	09/01/14 to 12/31/14
GP2	Pingora Loan Servicing, LLC	JPMMT 2014-5	11/01/14 to 12/31/14

FK3	FirstKey Mortgage, LLC	FKM 2014-1	11/01/14 to 12/31/14
WW8	WINWater Residential Acquisition Corp.	WIN 2014-1	06/01/14 to 12/31/14
WW7	WINWater Residential Acquisition Corp.	WIN 2014-2	11/01/14 to 12/31/14
WW6	WINWater Residential Acquisition Corp.	WIN 2014-3	12/01/14 to 12/31/14